UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On February 11, 2016, the following presentation was provided to employees of The Empire District Electric Company:

Empire District Electric Town Hall February 2016

Introductions Ian Robertson – CEO Algonquin Power David Pasieka – President Liberty Utilities Chris Krygier – Director Regulatory Affairs

Welcome/Safety Moment Setting the Record Straight Algonquin Power & Utilities About - Liberty Utilities Organizational Structure Our Vision / Values Our Strategies Transaction Overview What to expect – Next Steps Q&A Agenda 3

Safety – Embedded into our Culture 4

Marsha corrects the record in Joplin

A GROWTH FOCUSED GENERATION, DISTRIBUTION AND TRANSMISSION UTILITY COMPANY Clean, renewable power generation Non-regulated ~ 50% of the business 40% Canada / 60% US $2.3 billion in power assets 1,185 MW gross installed capacity $1.8 billion investment potential in 486 MW development pipeline U.S. regulated distribution utility State regulated ~50% of the business 100% U.S. $2.4 billion in utility assets 560,000 connections $1.3 billion investment potential in acquisition and organic growth DISTRIBUTION GENERATION TRANSMISSION Regulated transmission utility Federal/State regulated Natural gas pipelines and electrical transmission North American focus Over U.S. $600 million investment potential by 2018 Algonquin Power & Utilities Corp. 6

Consistent with Algonquin’s growth strategy Continues successful track record of regulated acquisitions - 9 acquisitions since 2009 - West ~ 189,000 customers Arizona, California, and Montana - East - Central Pro forma utility platform will enhance Algonquin’s regional management focus ~342,000 customers Arkansas, Illinois, Iowa, Kansas, Missouri, Oklahoma, and Texas ~247,000 customers Georgia, Massachusetts and New Hampshire Feb 2016 2009 2010 2011 2012 2013 2014 2015 2016 Apr 2009 California electric utility Dec 2010 New Hampshire electric and gas utilities Apr 2011 Missouri water utilities May 2013 Missouri, Iowa, & Illinois gas utilities Feb 2013 Arkansas water utility & Massachusetts gas utility Sep 2014 California & Montana water utilities Aug 2012 Georgia gas utility 7

Major increase in scale and diversification

Company Overview

Following the acquisition, APUC will have a portfolio comprised of:

- Power generation infrastructure totaling approximately 2,195 MW of net generating capacity
- Additional secured generation capacity of 86 MW through contracted PPAs
- Utility assets serving 778,000 customers in the U.S.

The acquisition will increase the number of APUC's operating power generation assets to 44

Post-Acquisition Asset Portfolio

APUC
36 operational generation assets
560,000 customers
869 net MW

EDE
8 operational generation assets
218,000 customers
1,412 net MW

Combined Entity
44 operational generation assets
778,000 customers
2,281 net MW

Portfolio Diversity



APUC Power Plant
APUC Electric Territory
APUC Gas Territory
EDE Power Plant
EDE Electric Territory
EDE Gas Territory
APUC Water Utility

Key Metrics[1]

Metric	Pre-Acquisition	Delta		Post-Acquisition
Net Capacity (MW)	869	1,412	162%	2,281
Customers	560,000	218,000	39%	778,000
Enterprise Value (C$ in billions)	$4.6	$3.5	76%	$8.0
Market Cap (C$ in billions)	$3.1	$1.2	40%	$4.3

[1] Market data as of February 5, 2016

8

Our Vision TO BE THE UTILITY COMPANY MOST ADMIRED BY CUSTOMERS, COMMUNITIES AND INVESTORS FOR OUR PEOPLE, PASSION AND PERFORMANCE 9

Pursue rapid growth to deliver sustainable prosperity Engage and invest locally Improve continuously Empower people to expand our capabilities Our Strategies 10

Engage and Invest Locally “Local Utility” Feeling Notable presence in our communities Walk in service centres (centers, eh!) Creating local jobs Local decision making Responsive Regional management capabilities Supported standardized systems / processes Follow the Sun We reward superior service and empowerment We Care Customer centricity reinforced through survey Strong community presence Support for low income residents Disciplined safety and training standards 11

Our Values Our Values are the underpinning of our company culture and provide helpful guidance in the decisions we make each and every day. Quality Efficiency Care “Safety is the key to admission” 12

Algonquin to acquire Empire for $34 a share Retain all employees & leadership Maintain wage & benefits & Union Consolidate into Liberty Central serving 7 states & 320k customers Joplin to become regional HQ Brad Beecher to serve as President & CEO for region Maintain the Empire brand Transaction Overview 13

Increases scale and diversity – “Marching to Million” Provides a platform for growth- CapEx, Renewables, CIS Enhances existing regulatory relationships Opportunity for personal and professional growth Strategic Merits 14

Business as usual Safe and reliable service Positive customer experience Regulatory compliance Commitment to the community Regulatory / Shareholder / Federal approvals Monthly / Quarterly updates What to expect next 15

Q&A 16

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of Empire for their consideration.  In connection with the transaction, Empire will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the proxy statement or any other document that Empire may send to its shareholders in connection with the proposed transaction. EMPIRE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EMPIRE AND THE TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website at www.sec.gov, at Empire’s website at www.empiredistrict.com or by sending a written request to Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

Participants in the Solicitation

Empire and its directors and executive officers are deemed to be participants in any solicitation of Empire shareholders in connection with the proposed transaction. Information about Empire’s directors and executive officers is available in Empire’s definitive proxy statement, filed on March 18, 2015, in connection with its 2015 annual meeting of shareholders, and in Empire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.